Exhibit 1.1

ONE BIO, CORP.

UNDERWRITING AGREEMENT

December __, 2010

Rodman & Renshaw, LLC
As representative of the Underwriters named in Schedule I hereto,
c/o Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Ladies and Gentlemen:

ONE Bio, Corp., a Florida corporation (“Company”), confirms its agreement, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [*] shares of the Company’s ordinary shares, $0.001 par value per share (the “Common Stock”), and, at the election of the Underwriters in the circumstances specified in Section 2 hereto, up to _____ additional shares of Common Stock.  The ____ shares to be sold by the Company are herein called the “Firm Shares” and the _____ additional shares to be sold by the Company are herein called the “Optional Shares.” In addition, the Company confirms its agreement, subject to the terms and conditions stated herein, to issue and sell to you, as representative of the Underwriters, warrants (“Representative Warrants” and together with the shares of Common Stock underlying the Representative Warrants, the “Representative Securities”) for the purchase of an aggregate of [_____] shares of Common Stock.  The Firm Shares, the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof and the Representative Securities are herein collectively referred to as the “Securities.”

1.             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)  A registration statement on Form S-1 (File No. 333-164848) (as amended by all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”).  The Initial Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed under the Act with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the best of the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(ii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; all references in this Agreement to the Initial Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Pricing Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System).

No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the names  of the Underwriters appearing in the “Underwriting” section of the Prospectus and the disclosure contained in the “Underwriting” section of the Prospectus regarding stabilizing transactions that may be effected  by the Underwriters (the “Underwriters’ Information”);

(ii)  For the purposes of this Agreement, the “Applicable Time” is [5:30] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus  as of the Applicable Time, did  not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with Underwriters Information;

(iii)     The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The representations and warranties set forth in the immediately preceding sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information Underwriters Information;

(iv)     Since the respective dates as of which information is given in the Prospectus, except as otherwise specifically stated therein:  (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company;

(v)  Except as set forth in the Pricing Prospectus, the Company and its subsidiaries do not own any real property.  Except as set forth in the Pricing Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, land use rights or land lease rights with such exceptions as would not reasonably be expected to result in a Material Adverse Effect;

(vi)     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Florida, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified and in good standing in any such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and each subsidiary of the Company has been duly formed, incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of formation, incorporation or organization and each subsidiary of the Company has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified and in good standing in any such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(vii)    All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been issued in compliance in all material respects with all applicable federal and state securities laws or an exemption thereto and conform in all material respects to the description of the capital stock set forth in the Pricing Prospectus and the Prospectus; all of the shares of capital stock of each subsidiary of the Company owned by the Company have been duly authorized and are validly issued, fully paid and non-assessable, have been issued in compliance with all applicable securities laws and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to such extent as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than as set forth in the Pricing Prospectus and the Prospectus;

(viii)   This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law or the public policy underlying such law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(ix)  Except as disclosed in the Initial Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Initial Registration Statement other than as described in the Pricing Prospectus and the Prospectus, or as have been satisfied, or waived in writing, in connection with the offering contemplated hereby;

(x)  The issue and sale of the Securities and the compliance by the Company with all of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, violations or rights as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of (A) the provisions of the Articles of Incorporation and By-laws of the Company or any of its subsidiaries or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clause (B) for such violations as would not reasonably be expected to have a Material Adverse Effect;

(xi)  No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Authorization”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body (each, a “Regulatory Body”) is required for the issue and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration of the Securities under the Act; (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter; (C) such Authorizations as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (D) such Authorizations as may be required under the rules and regulations of the NASDAQ Stock Market; and (E) such other Authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no event has occurred that has resulted in, or after notice or lapse of time or both would reasonably be expected to result in, or would otherwise reasonably be expected to result in revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization;

(xii)     All corporate actions (including those of shareholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect;

(xiii)    Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, By-Laws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults specified under subparagraph (B) herein that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, no such proceedings are threatened or to the Company’s knowledge contemplated by governmental authorities or threatened by others;

(xv)     Jewett, Schwartz, Wolfe & Associates, who has audited certain financial statements of the Company, is an independent registered accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xvi)    The consolidated financial statements of the Company and its subsidiaries, including all notes and schedules thereto, included in or incorporated by reference into the Initial Registration Statement, the Pricing Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, other than as may be expressly stated in the related notes thereto and, with respect to unaudited periods other than routine year-end adjustments which are not material individually or in the aggregate; no other financial statements or supporting schedules are required to be included in the Initial Registration Statement, the Pricing Prospectus and the Prospectus;

(xvii)   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Initial Registration Statement, the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xviii)  Since the date of the latest audited financial statements of the Company included in or incorporated by reference into the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xix)     Except as disclosed in the Initial Registration Statement, the Pricing Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act.  Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and (B) to the knowledge of the Company are effective to perform the functions for which they were established;

(xx)     There are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company that could reasonably be expected to have a Material Adverse Effect;

(xxi)    The Company’s Chief Executive Officer and Chief Financial Officer have reviewed and agreed with the selection, application and disclosure of critical accounting policies and such policies were reviewed by the Company’s independent registered public accounting firm with regard to such disclosure;

(xxii)    No relationship, direct or indirect, exists between or among the Company, on the one hand, and any director, officer, shareholder, customer, licensor or supplier of the Company, on the other hand, which is required to be described in the Initial Registration Statement, the Pricing Prospectus or the Prospectus and which is not so described.  There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Initial Registration Statement, the Pricing Prospectus and the Prospectus;

(xxiii)  To the knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;

(xxiv)  Except as contemplated by this Agreement and as set forth in the Initial Registration Statement, the Pricing Prospectus and the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein;

(xxv)   Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of, or with any person located in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from the offering contemplated by this Agreement will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control;

(xxvi)  Statistical, industry-related and market-related data included in the Initial Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects;

(xxvii) The Company has not distributed and will not distribute prior to the last Time of Delivery (as defined in Section 4 hereof) and completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Initial Registration Statement, the Pricing Prospectus and the Prospectus or such other materials reviewed by the Underwriter or otherwise required by applicable law;

(xxviii) Except as set forth in the Initial Registration Statement, the Pricing Prospectus and the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors other than as could not reasonably be expected to have a Material Adverse Effect;

(xxix)   The Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect;

(xxx)   None of the Company and its subsidiaries, nor to the knowledge of the Company, any of the Company’s or its subsidiaries’ directors, officers or controlling persons, have taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities which is otherwise prohibited by Regulation M under the Act;

(xxxi)   There is and has not been any failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to it, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxxii)  None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein; and.

(xxxiii) No officer, director or any beneficial owner of 5% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Initial Registration Statement, the Pricing Prospectus and the Prospectus.  The Company will advise Rodman & Renshaw, LLC and Loeb & Loeb LLP if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock (or securities convertible into Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the offering.

2.              Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of  the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price per Firm Share of $[ ],  the number of Firm Shares set forth opposite its name in Schedule I hereto and (b) the Company, as and to the extent indicated in Schedule I hereto, hereby grants to the Underwriters the right to purchase at its election up to ________ shares of Common Stock or fifteen percent (15%) of the Firm Shares sold in the offering from the Company (the “Optional Shares”) at the purchase price per Optional Share set forth in clause (a), for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from Rodman & Renshaw, LLC to the Company, given within a period of 45 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.  In addition, subject to the terms and conditions herein set forth, the Company agrees to issue and sell to you, as representative of the Underwriters, warrants (“Representative Warrants”) for the purchase of an aggregate of [_____] shares of Common Stock.  The Representative Warrants shall be exercisable, in whole or in part, during the four-year period commencing one year from the Closing at an initial exercise price per Underwriter Warrant of $[___] (125% of the initial public offering price of a share of Common Stock). Each Underwriter understands and agrees that there are significant restrictions against transferring the Representative Warrants and underlying securities. Specifically, the Representative Securities are subject to a 180-day lock-up pursuant to FINRA Rule 5110 and the Representative Warrants will provide for customary anti-dilution provisions consistent with FINRA Rule 5110 and demand and piggy-back registration rights.

3.              Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             The Company will deliver the Securities to the Underwriter against receipt of payment of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified by the Company pursuant to written instructions of the Company.  The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York time, on [__], 2010, or such other time and date as the Company and the Underwriter shall agree, and upon satisfaction by the Company of all of the conditions to closing set forth in this Agreement (the “Time of Delivery”).  If the Underwriter so requests, delivery of the Firm Shares and Optional Shares, if any, shall be made by credit through full fast transfer to the accounts at the Depositary Trust Company designated by the Underwriter.  The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, will be delivered at the offices of Loeb & Loeb LLP (the “Closing Location”).  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Time of Delivery.  The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares.   The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City. For the purposes of this Section 4, “New York Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

5.              The Company agrees with each of the Underwriters:

(a)  To prepare the Prospectus in a form reviewed by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; or, if applicable, such earlier time as may be required by Rule 430(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall not be reviewed by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the receipt of any notification with respect to the suspension of the shares of Common Stock for quotation on The NASDAQ Stock Market, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; if required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act, and to make no further amendment or supplement to such form of prospectus which shall not be reviewed by you promptly after reasonable notice thereof;

(b)  Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)  Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which, in the opinion of counsel for the Company, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance (including copies of any Incorporated Documents), and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act (including copies of any Incorporated Documents);

(d)  To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earning statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)       Unless otherwise publicly available in electronic format on the website of the Company or filed with the Commission, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants);

(f)        During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or filed with the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders.

(g)       To maintain, at its expense, a registrar and transfer agent for the Common Stock;

(h)      To maintain, at its expense, a financial public relations firm reasonably acceptable to Rodman, which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, during a period of two years from the effective date of the Registration Statement;

(i)       To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(j)        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)       To refrain from taking at any time, directly or indirectly, any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of any security of the Company; and;

(l)        The Company and its subsidiaries will comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

6.            (a)        The Company represents and agrees that, without the prior consent of Rodman & Renshaw, LLC, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Rodman & Renshaw, LLC, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus;

(b)      The Company agrees that Rodman & Renshaw, LLC shall have an irrevocable preferential right for a period of twelve (12) months from the closing of this offering to act, in the Company’s discretion, as the underwriter and/or joint bookrunner and/or co-manager with at least 50% of the economics, or, in the case of a three or more underwriter or placement agent transaction, 33% of the economics for one future offering of securities (whether public or private in the case of equity or any public debt offering) of the Company or any such subsidiary or successor. The Company and any such subsidiary or successor will consult Rodman & Renshaw, LLC with regard to any such proposed financing and will offer Rodman & Renshaw, LLC such opportunity on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If Rodman & Renshaw, LLC fails to accept such offer within 10 business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to Rodman & Renshaw, LLC, then Rodman & Renshaw, LLC shall have no further claim or right with respect to the financing proposal contained in such notice. The right of first refusal, as described herein, will be terminated in the event the Agreement is terminated pursuant to Section 8 below.

(c)       The Company agrees that it will not, without the prior consent of the Rodman & Renshaw LLC, for a period of 180 days following the date hereof, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to any of its Common Stock or any securities that are convertible into or exercisable or exchangeable for Common Stock, or otherwise transfer or dispose of (including entering into any swap or other agreement that transfers to any other entity, in whole or in part, any of the economic consequences of ownership interest): (1) Common Stock or any depositary shares representing Common Stock; (2) shares of its subsidiaries or controlled affiliates or depositary shares representing those shares; and (3) securities that are substantially similar to Common Stock or such depositary shares, other than (in each case) (i) the Securities to be sold hereunder, (ii) the Common Stock or options to acquire the Company’s Common Stock issued under the Company’s share option plan, and (iii) up to 9,874 five-year  warrants to purchase Common Stock at an exercise price of $30.385 per share issued to investors party to that certain Loan Extension and Modification Agreement dated August 12, 2010 on the Closing Date, without the prior written consent of Rodman & Renshaw LLC.  The Company agrees to cause its subsidiaries and controlled affiliates to abide by the restrictions of the foregoing lock-up agreement.

(d)      Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Over-allotment Shares) with the Commission; (ii) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Shares on the NASDAQ Stock Market and on such other stock exchanges as the Company and Rodman together determine; (iii) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as Rodman may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Rodman’s counsel, it being agreed that such fees and expenses will be limited to: (i) if the Offering is commenced on either the Nasdaq National Market or the NYSE Amex, the Company will make a payment of $5,000 to such counsel at Closing or (ii) if the Offering is commenced on the Nasdaq Capital Market or on the Over the Counter Bulletin Board, the Company will make a payment of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 at Closing); (v) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as Rodman may reasonably designate; (vi) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Rodman may reasonably deem necessary; (vii) the costs and expenses of the public relations firm referred to in paragraph 5(h) hereof; (viii) the costs of preparing, printing and delivering certificates representing the Shares; (ix) fees and expenses of the transfer agent for the Common Stock; (x) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Rodman; (xi) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (xii) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as Rodman may reasonably request; (xiii) the fees and expenses of the Company’s accountants; (xiv) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (xv) the $16,000 cost associated with Rodman’s use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering.

(e)       The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct (except for such representations and warranties that are qualified by materiality, which shall be true and correct as so qualified), the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

a.         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Initial Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

b.       Arnstein & Lehr, LLP, Florida, Nevada and US securities counsel for the Company, and Global Law Office, PRC counsel for the Company, shall each have furnished to you their written opinion, dated the Time of Delivery, regarding such legal matters and including “negative assurance” regarding the matters discussed in the Registration Statement and Prospectus, as shall be in form and substance satisfactory to you;

c.        Canadian and BVI counsel for the Company shall each have furnished to you their written opinion, dated the Time of Delivery, regarding the due organization of the relevant subsidiary of the Company and such other legal matters as shall be in form and substance satisfactory to you;

d.       The Company’s directors, executive officers and any other 10% or greater holder of outstanding shares of Common Stock (collectively, “Insiders” and individually, an “Insider”) shall have executed a Lock-up Agreement that provides that for a period of 180 days from the Time of Delivery such persons shall not sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of the Company’s Common Stock without the prior written consent of the Representative.

e.       On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30a.m., New York City time, and also at the Time of Delivery, the Representative shall have received a letter, in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below), from Jewett, Schwartz, Wolfe & Associates dated as of the Time of Delivery:

   (a)  Confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

   (b)     Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

   (c)  Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that:  (a) the unaudited financial statements of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement; (b) at a date not later than five days prior to the Time of Delivery, there was any change in the capital stock or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the September 30, 2010 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from October 1, 2010 to a specified date not later than five days prior to the Time of Delivery, as there was any decrease in revenues, net earnings or net earnings per  share, in each case as compared with the corresponding period in the preceding year other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

   (d)      Setting forth, at a date not later than five days prior to the Time of Delivery, the amount of liabilities of the Company (including a breakdown of commercial paper and notes payable to banks and related parties);

  (e)  Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

   (f)  Stating that they have not since the Company’s formation brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

    (g)  Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

f.         (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements filed with the Commission as part of the Registration Statement and included in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Rodman & Renshaw, LLC so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

g.        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Stock Market a general moratorium on commercial banking activities declared by either Federal or New York or Cayman Island authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

h.        The Firm Shares and Optional Shares, if any, to be sold at the Time of Delivery shall have been duly listed for quotation on The NASDAQ Stock Market and the Company shall have complied with all obligations of NASDAQ Stock Market relating to the sale of the Securities;

i.         The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

j.         The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company  of all of its respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (d) of this Section;

k.        FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

7.             (a)      The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of  or are based upon: any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of an untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Incorporated Documents or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Incorporated Documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Securities Act and the Rules and regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations hereunder.  The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

(b)  Each Underwriter will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of an untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, or any Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Rodman & Renshaw, LLC expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)      If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

8.             (a)       If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)      If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-tenth of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.             The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities..

10.           If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 8 hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for out-of-pocket expenses not to the full amount of its actual accountable expenses incurred to such date up to a maximum of $50,000 for all such expenses reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered except as provided in Sections 7 and 8 hereof

11.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Rodman & Renshaw, LLC on behalf of you as the representatives.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of:

Rodman and Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, New York 10020
Attn:  General Counsel
Fax No.: 646.841.1640

Copy to:

Loeb & Loeb LLP
345 Park Ave.
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax: 212.407.4159

; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer with a copy to the counsel named therein.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13.   The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

14.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.  The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.  The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

15.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16.   Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without any Underwriter imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

17.   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriters, on the other, with respect only to the firm commitment registered offering of the Securities referenced herein.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel, of any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours,

ONE BIO, CORP.

By:           ………………………………………

Name:           ………………………………………

Title:           ………………………………………

Accepted as of the date hereof at New York, New York

Rodman & Renshaw, LLC, on behalf of each of the
Underwriters

By:           ……………………………………………

Name:           ……………………………………………

Title:           ……………………………………………

(Signature Page to Underwriting Agreement)

SCHEDULE I

Underwriters	Total Number of Firm Shares to be Purchased	Total Number of Optional Shares to be Purchased
Rodman & Renshaw, LLC
Ladenburg Thalmann & Co., Inc.
National Securities Corporation
Total

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